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                                                                      EXHIBIT 5

                       [O'MELVENY & MYERS LLP LETTERHEAD]



                                    October
                                    6th
                                    1 9 9 7





 (213) 669-6643                                                   411,967-001
                                                                  LA1-737946.V1



International Aircraft Investors
3655 Torrance Boulevard
Suite 410
Torrance, California  90503

                 Re:      Registration of Shares of Common Stock
                          of International Aircraft Investors

Ladies and Gentlemen:

                 At your request, we have examined Amendment No. 4 to the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-19875) of International Aircraft Investors, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 2,990,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares"). We are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares.

                 Subject to the proposed additional proceedings being taken as now contemplated by us as your counsel prior to the issuance of the Shares, we are of the opinion that the Shares will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares as contemplated by the Registration Statement and the countersigning of the certificates representing the Shares by a duly authorized signatory of the registrar for the Company's


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Page 2 -  International Aircraft Investors - October 6, 1997


Common Stock, the Shares will be validly issued, fully paid and non-assessable.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                                   Respectfully submitted,

                                                   O'MELVENY & MYERS LLP